Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement is made on 13 January 2026.

Between:

(1) TAN CHENG SIONG (CHEN QINGXIONG) (NRIC Number: S7239649I) with address at 18 PAVILION RISE SINGAPORE 658653 (“Investor”); and

(2) SACH Pte. Ltd., a company incorporated in Singapore (Company Registration Number: 202139518G) with registered address at 1093 Lower Delta Road #07-01/02 Singapore 169204 (“Company”).

1. Subscription for Shares

1.1 The Investor agrees to subscribe, and the Company agrees to allot and issue to the Investor, 103 ordinary shares (the “Share” or “Shares”) in the capital of the Company at the subscription price of USD 973.16 per Share, for an aggregate consideration of USD 100,000 (the “Subscription Amount”). This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Term Sheet executed on 3 October 2025.

1.2 The Shares shall be fully paid and rank pari-passu in all respects with the existing ordinary shares in the Company.

2. Payment and Completion

2.1 The Investor has paid the full Subscription Amount to the Company’s designated Wallet Address TRC: TVP3yxn4C6H2JBNsSx4qvPFnV47C93y3Y2, which was received by the Company on 02/01/2026. The payments were made in several tranches as follows:

●	31/12/2025 - received 0.01 USDT

●	2/1/2026 - received 99,999 USDT

●	2/1/2026 - received 0.99 USDT

2.2 Upon receipt of payment and the execution of this Subscription Agreement and the Shareholders’ Agreement mentioned in Clause 3.1, the Company shall:

a.	issue the Shares to the Investor;

b.	update the register of members to reflect the Investor’s ownership;

c.	deliver a share certificate for the Shares; and

d.	file the necessary returns with ACRA.

3. Shareholders’ Agreement

3.1 This Subscription Agreement is entered into pursuant to and in accordance with the terms of the Shareholders’ Agreement dated entered into between the Company, the Investor, and other shareholders (the “Shareholders’ Agreement”).

3.2 The Investor agrees to be bound by the Shareholders’ Agreement as if it were an original signatory, and other required documentation accordingly.

4. Warranties

4.1 The Company warrants that:

a.	it has the corporate authority to issue the Shares to the Investor;

b.	the Shares when issued shall be free from any lien, charge, or encumbrance;

c.	the Shareholders’ Agreement is valid and in full force.

4.2 The Investor warrants that it has the power and authority to enter into and perform this Agreement.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Singapore. The parties submit to the exclusive jurisdiction of the Singapore courts.

Signed for and on behalf of the Company:

/s/ Jonathan Zhang
Name:	Jonathan Zhang
Designation:	CEO & Executive Director

Signed by the Investor:

/s/ TAN CHENG SIONG (CHEN QINGXIONG)
Name:	TAN CHENG SIONG (CHEN QINGXIONG)